UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2006

Wright Express Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 30, 2006, Wright Express Corporation issued a press release entitled "Wright Express Corporation Sets Date for Its First Annual Meeting," which announced that it will hold its annual meeting of stockholders on May 19, 2006. The record date to determine the stockholders entitled to receive notice of, and vote at, the meeting is March 21, 2006. Stockholders interested in submitting a proposal for inclusion in the Company's proxy statement for the annual meeting must submit the proposal to the Company no later than February 24, 2006, and must comply with the requirements of SEC Rule 14a-8. In addition, the proxy solicited by the Board of Directors for the annual meeting will grant discretionary authority to vote on any stockholder proposal presented at the meeting other than pursuant to Rule 14a-8, unless the Company receives notice of the proposal on or before February 24, 2006. Stockholder proposals should be addressed to the Secretary of the Company at the following address: Wright Express Corporation, Legal Department, Corporate Secretary, 97 Darling Avenue, South Portland, Maine 04106.

A copy of the press release is attached hereto as exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release of Wright Express Corporation dated January 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wright Express Corporation

January 30, 2006	By:	/s/ Hilary Rapkin

Name: Hilary Rapkin
Title: Senior Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Wright Express Corporation dated January 30, 2006.